UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

SYMMETRY SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	3842	47-1523659
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

3034 Owens Drive

Antioch, Tennessee 37013

(Address of principal executive offices, including Zip Code)

(800) 251-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Substantially similar information to the information in this Form 8-K was filed with the Commission on December 17, 2014, although the Registrant’s filing service filed the relevant Form 8-K under the incorrect corporate entity. Today’s filing is being made to correct that filing error and ensure filing under the correct corporate entity.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2014, the Board of Directors of Symmetry Surgical Inc., (NASDAQ: SSRG) (the “Corporation”) modified Sections 11 and 12 of Article II of the Corporation’s Bylaws to address a potential ambiguity related to the process for stockholder nominations for Director positions and for items of business for an annual meeting that occurs in a year during which there was not an annual meeting of stockholders in the immediately preceding year. The modifications to these sections provide that, to be timely, such nomination or proposal must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made. The foregoing summary of the modification to the Corporation’s Bylaws is qualified in its entirety by the amended Bylaws as approved by the Board of Directors which are attached as Exhibit 3.4 hereto.

Item 8.01	Other Events.

The Board of Directors of the Corporation has established October 22, 2015 as the date of its 2015 annual meeting of stockholders. As a result, the period during which stockholders may submit proposals for consideration for inclusion in the Corporation’s proxy materials for presentation at its 2015 annual meeting of stockholders, as well as nominations for positions on the Board of Directors ends on August 3, 2015.

The Board of Directors established the meeting date as a result of its belief that holding an annual meeting in the first or second quarter of fiscal 2015, so shortly following the December 5, 2014 stockholder meeting, would be premature, since little time would have elapsed since the Corporation's stockholders overwhelmingly approved the spin-off transaction pursuant to which the Corporation became a new public entity. The Board of Directors believes that holding an annual meeting of stockholders in the fourth quarter has and will continue to allow management to focus on the operation of the Corporation's business during the crucial early stage of its separation from Symmetry Medical, Inc. and will enable the stockholders to more fully consider the Corporation’s performance during two, and perhaps three full fiscal quarters of operation following its spin-off. Extending the January 1, 2015 and January 30, 2015 deadlines, previously announced in the Form S-4 effective on November 4, 2014, has also provided stockholders with a more meaningful period during which to consider and bring proposals for the annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	The exhibits incorporated herein by reference or filed as part of this report are set forth in the attached Exhibit Index.

Exhibit No.	Description
3.4	Bylaws of Symmetry Surgical Inc., as amended through December 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Surgical Inc.
(Registrant)

Date: July 23, 2015	By:	/s/ Thomas J. Sullivan
Name: Thomas J. Sullivan Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.4	Bylaws of Symmetry Surgical Inc., as amended through December 17, 2014.